UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 29, 2014

INVACARE CORPORATION

(Exact name of Registrant as specified in its charter)

Ohio	001-15103	95-2680965
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Invacare Way, P.O. Box 4028, Elyria, Ohio 44036
(Address of principal executive offices, including zip code)

(440) 329-6000
(Registrant’s telephone number, including area code)

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(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01. Completion of Acquisition or Disposition of Assets.
On August 29, 2014, Invacare Corporation, an Ohio corporation (the “Company”), completed the sale (the "Transaction") of all the issued and outstanding capital stock of its wholly-owned subsidiary, Altimate Medical, Inc. (“Altimate”), pursuant to a Share Purchase Agreement (the “Purchase Agreement”) among the Company, Altimate and REP Acquisition Corporation (the “Purchaser”).
Upon the closing of the Transaction, the price paid to the Company was $23,000,000 in cash, of which $1,000,000 is subject to an escrow arrangement to secure the Company's indemnification obligations and which is further subject to certain post-closing adjustments required by the Purchase Agreement. The Company estimates net proceeds from the Transaction are approximately $21,700,000, net of taxes and expenses.

Neither the Company nor any of its affiliates have had a material relationship with the Purchaser, other than in respect of the Purchase Agreement.
A copy of the Purchase Agreement is attached as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 29, 2014 and a summary description of the Purchase Agreement is included in Item 1.01 thereof.
The unaudited pro forma condensed combined financial information of the Company giving effect to the Transaction, together with the related notes thereto, is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information.
Unaudited pro forma condensed combined financial information of the Company required by Article 11 of Regulation S-X is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Unaudited pro forma condensed combined financial information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INVACARE CORPORATION
(Registrant)

Date: September 4, 2014	By:	/s/ Robert K. Gudbranson
Robert K. Gudbranson
Interim President and Chief Executive Officer

Exhibit Index

Exhibit Number	Description of Exhibit

99.1	Unaudited pro forma condensed combined financial information.